Nanophase Technologies Corporation S-8

 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Nanophase Technologies Corporation of our report dated March 26, 2021, relating to the consolidated financial statements of Nanophase Technologies Corporation, appearing in the Annual Report on Form 10-K of Nanophase Technologies Corporation for the year ended December 31, 2020.

/s/ RSM US LLP

Chicago, Illinois

April 19, 2021